EXHIBIT  A-1
T. ROWE PRICE FUNDS

RULE 10f-3 COMPLIANCE REPORT OF PROPOSED
PURCHASE(S) OF SECURITIES
FROM UNDERWRITING SYNDICATES AFFILIATED WITH
ROBERT FLEMING


1. Name of Issuer:      China Unicom Limited

2. Description of Securities:   Ordinary Shares

3. Date of Purchase:    16 June 2000

4. Name of Selling Syndicate Member:
        Morgan Stanley

5. Other Members of Syndicate:  China
International Capital, BOCI Asia,
Deutsche Bank, ING Barings

6. Nature of Underwriting:      /X / Competitive
Bidding        /  / Negotiated
Purchase

7. Public Offering Price Per Unit:       HK$ 15.58

8. Underwriting Compensation:   2.475% (HK$ 0.386
per share)

9. Proposed Purchase(s) for Fund:

Total Offering
Amount to be Purchased by
Fund
Fund Purchase as % of Total
Offering




2,336,170,000
FEF
5,158,000
0.22%

EMSF
666,000
0.03%

GSF
86,000
0.004%

ISF
17,190,000
0.74%

RISP
1,040,000
0.04%

10. Total Assets of Fund
 (at June 30, 2000):

US$


FEF
3,651,257,638
EMSF
12,061,711,396
GSF
192,282,850
ISF
113,902,754
RISP
754,718,537



10. Compliance with Rule 10f-3 and Written
Procedures:     Rowe Price-Fleming
International hereby represents and warrants, as follows:

Condition 1:*                                   The
securities to be purchased by the
Fund:

? Are registered under the Securities Act of 1933;

? Are part of an Eligible Foreign Offering conducted under the laws of a country other than the United States that meets the following conditions:

the offering is subject to regulation by a "foreign financial regulatory authority," as defined in Section 2(a)(50) of the Act in such country:

 the securities are offered at a fixed price to all purchasers in the offering except for any rights to purchase securities that are required by law to be granted to existing security holders of the issuer);

 financial statements, prepared and audited in accordance with standards required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, are made available to the public and prospective purchasers in connection with the offering; and

 if the issuer is a domestic issuer, it meets the following conditions:

 it has a class of securities registered
pursuant to section 12(b) or 12(g) of
the
Securities Exchange Act of 1934 or is required to file reports pursuant to section
15(d) of such act; and

it has filed all the material required to be filed pursuant to section 13(a) or 15(d) of the 1934 Act for a period of at least 12 months immediately preceding the sale of securities made in reliance upon this (or for such shorter period that the issuer was required to file such material); or

? Are part of an Eligible Rule 144A Offering that meets the following conditions:

the securities are offered or sold in
transactions exempt from registration
under
section 4(2) of the Securities Act of 1933,
Rule 144A thereunder, or rules 501-
508
thereunder;

the securities are sold to persons that the seller and any person acting on behalf of the seller reasonably believe to include qualified institutional buyers, as defined in Rule
144A(a)(1);

the seller and any person acting on behalf of the seller reasonably believe that the securities are eligible for resale to other qualified institutional buyers pursuant to
Rule 144A.

Condition 2:                                    ?The
securities will be purchased by
the Fund at not more than the public offering price prior to the end of the first full business day on which the offering is made;
or


? The securities are part of a rights offering and will be purchased on or before the fourth day preceding the day on which the rights offering terminated.

Condition 3:                                    ?The
securities are part of an issue
to be offered to the public in a firm
commitment
underwriting or pursuant to other underwriting arrangements specific to a particular country, the practical realities of which are effectively the equivalent of a firm commitment offering.

Condition 4:                                    ?The
underwriting compensation to be
paid is reasonable and fair, as evidenced by
the
fact that the spread is reasonable in
comparison to the spreads in the following
two
underwritten offerings:
Issuer
Description of Securities
Managing Underwriter
Date
Spread
World Online Intl
Ordinary Shares
Goldman Sachs
16/03/00
3.00%
Trader.Com
Ordinary Shares
CSFB
30/03/00
5.20%
The Securities issued in such offerings were
similar to those proposed for
purchase by the
Fund and the period during which each such
offering was made is comparable to
the
present in terms of factors affecting
underwriting compensation.
Condition 5:                                    ?The
issuer of the securities has been
in continuous operations for three years or
longer.
Condition 6:                                    ?The
principal amount of securities of
any class of such issue to be purchased by the
Fund (including all other Price Funds) does not
exceed 25% of the total
principal amount
of the offering.
Condition 7:                                    ?The
purchase(s) proposed for the Fund
will not be directly or indirectly made from any of the persons named in condition 8 of the Procedures.
ROWE PRICE-FLEMING INTERNATIONAL, INC.


By:     _______________________________________


Title:
        _______________________________________

Dated: _____________________, 2000
     *  Numbers refer to Written
Procedures.